Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED BYLAWS OF

ULTRATECH, INC.

a Delaware corporation

February 2, 2017

The undersigned, the duly appointed Secretary of the Corporation, hereby certifies that:

1. The undersigned is the duly elected Secretary of ULTRATECH, INC., a Delaware corporation (the “Corporation”).

2. Pursuant to a resolution duly adopted by the Board of Directors of the Corporation, effective February 2, 2017, the Amended and Restated Bylaws of the Corporation are amended to add a new Article XII, which shall read as follows:

“ARTICLE XII

EXCLUSIVE FORUM

12.1	EXCLUSIVE FORUM.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state court located within the State of Delaware or the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.”

3. The matters set forth in this certificate are true and correct to my own knowledge.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

/s/ Bruce R. Wright
Name: Bruce R. Wright Title: Secretary

[Certificate of Amendment of Amended and Restated Bylaws Signature Page]